UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2010

THE PRINCETON REVIEW, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32469	22-3727603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street, Suite 550

Framingham, Massachusetts 01701

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (508) 663-5050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Letter Agreement with Alta Colleges, Inc.

On March 31, 2010, The Princeton Review, Inc. (the “Company”) entered into a Letter Agreement (the “Letter Agreement”) with Alta Colleges, Inc. (“Alta”) which amends the post-closing payment provisions of the Agreement and Plan of Merger, dated as of February 21, 2008, by and among the Company, TPR/TSI Merger Company, Inc., Alta and Test Services, Inc. (the “2008 Alta Agreement”). Pursuant to the 2008 Alta Agreement, the Company owes Alta $9,942,663 in additional consideration (the “Additional Consideration”).

Under the 2008 Alta Agreement, the Company was obligated to pay such Additional Consideration in either shares of the Company’s common stock or cash no later than April 13, 2010, provided that the Company was not obligated to issue more than 1,437,000 shares of common stock as Additional Consideration. Pursuant to the Letter Agreement, the parties have agreed that, subject to stockholder approval, the Company shall issue the full value of the Additional Consideration in shares of the Company’s common stock. The Letter Agreement provides (i) that the Company issue, in partial satisfaction of its obligation to pay the Additional Consideration, 1,437,000 shares of the Company’s common stock to Alta on March 31, 2010 and (ii) that the Company pay the balance of the Additional Consideration (which is $4,352,733) on the earlier of three business days following the date of the Company’s 2010 annual meeting of stockholders or July 31, 2010.

On March 31, 2010, the Company issued 1,437,000 shares of the Company’s common stock to Alta. Subject to stockholder approval, the Company shall pay the balance of the Additional Consideration in shares of the Company’s common stock, and such shares shall be valued as of the issuance date in accordance with the terms of the 2008 Alta Agreement. In the event that the Company’s stockholders do not approve the issuance of shares of the Company’s common stock for payment of the balance of the Additional Consideration at the Company’s 2010 annual meeting of stockholders or if the average share price of the Company’s common stock is less than a designated amount at the time such payment is due, the parties have agreed to meet within three days following the Company’s 2010 annual meeting of stockholders to discuss a mutually satisfactory resolution with respect to payment of the remaining Additional Consideration.

The foregoing descriptions of the 2008 Alta Agreement and the Letter Agreement do not purport to be complete summaries and are qualified in their entirety by reference to the full text of the 2008 Alta Agreement, which is attached as Exhibit 10.1 to the Company’s Current Report on form 8-K filed with the Securities and Exchange Commission on February 22, 2008, and the Letter Agreement which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Important Additional Information will be Filed with the SEC

The Company plans to seek approval for the issuance of shares of the Company’s common stock to pay the balance of the Additional Consideration at the Company’s 2010 annual meeting of stockholders. The proxy statement that the Company plans to file with the Securities and Exchange Commission (“SEC”) and mail to its stockholders in connection with the Company’s 2010 annual meeting of stockholders will contain important information about the Company, Alta, Test Services, Inc., and the other corporate matters described therein. Investors and security holders are urged to read the proxy statement carefully when it is available before making any voting or investment decision with respect to the issuance of additional shares of the Company’s common stock to Alta.

Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the proxy statement from the Company by contacting the corporate Secretary at 111 Speen Street, Suite 550, Framingham, MA 01701.

The Company and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies with respect to the issuance of shares of the Company’s common stock to Alta and the other corporate matters set forth in the proxy statement. Information regarding the Company’s directors and executive officers and their ownership of common stock is contained in the Company’s proxy statement for its 2009 annual meeting of stockholders which was filed with the SEC on April 29, 2009, and is supplemented by other public filings made, and to be made, with the SEC. A more complete description will be available in the proxy statement filed in connection with the Company’s 2010 annual meeting of stockholders. Investors and security holders may obtain additional information regarding the direct and indirect interests of the Company, Alta and their respective directors and executive officers with respect to the proposed issuance of shares of the Company’s common stock to Alta by reading the proxy statement and other filings referred to above.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 1.01 above with respect to the issuance of 1,437,000 shares of the Company’s common stock to Alta on March 31, 2010 is hereby incorporated by reference. The common stock was issued to an accredited investor pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement, dated March 31, 2010, by and between The Princeton Review, Inc. and Alta Colleges, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRINCETON REVIEW, INC.
Dated: April 2, 2010
/s/ Neal S. Winneg
	Name:	Neal S. Winneg
	Title:	Executive Vice President